Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Verano Holdings Inc.

224 West Hill Street, Suite 400

Chicago IL, 60610

We consent to the incorporation by reference in this Registration Statement on Form S-3 (the “Registration Statement”) (File No. 333-273161) of Verano Holdings Corp. and Subsidiaries (the “Company”) of our report dated February 27, 2025, relating to the consolidated financial statements as of and for the years ended December 31, 2024 and 2023, and the effectiveness of internal controls over financial reporting of the Company.

Macias Gini & O’Connell LLP

Irvine, California

November 4, 2025